Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.000005 par value per share, reserved for issuance pursuant to the Stellar Aurora, Inc. 2018 Equity Incentive Plan	Rule 457(h)	60,748(2)	$16.07(4)	$976,220.36	0.0000927	$90.50

Total Offering Amounts					$976,220.36		$90.50

Total Fee Offsets(4)							—

Net Fee Due							$90.50

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Stellar Aurora, Inc. 2018 Equity Incentive Plan (the “Stellar Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Pursuant to the Agreement and Plan of Merger dated as of December 6, 2021, by and among the Registrant, Quantum Acquisition Corp., Quantum Acquisition Sub, LLC, Stellar Aurora, Inc. (“Stellar”) and certain other parties, the Registrant assumed certain outstanding options to purchase shares of common stock of Stellar under the Stellar Plan and such options became exercisable to purchase shares of the Registrant’s Common Stock, subject to appropriate adjustments to the number of shares and the exercise price of each such option.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of options outstanding under the Stellar Plan and assumed by the Registrant.

(4)	The Registrant does not have any fee offsets.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources